UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2016

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director

On February 11, 2016, the Board of Directors (the “Board”) of Bellerophon Therapeutics, Inc. (the “Company”) elected Maryann Cloyd as a director of the Company, effective immediately. Ms. Cloyd was appointed to fill a vacancy on the Board and will serve as a Class I director, with a term expiring at the 2016 Annual Meeting of Stockholders, and as a member of the Audit Committee. The Board has determined that Ms. Cloyd is “independent” within the meaning of the NASDAQ Marketplace Rules and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.
From 1990 to 2015, Ms. Cloyd was a partner at PricewaterhouseCoopers LLP (“PwC”), where she served multinational corporate clients in a variety of industries, including the biotechnology and pharmaceutical industries. She was the Leader of the PwC Center for Board Governance from 2012 to 2015. Ms. Cloyd has also served on both PwC’s Global and U.S. Boards. On the U.S. Board, she chaired the Risk Management, Ethics & Compliance Committee and the Partner Admissions Committee, and on the Global Board, she served on the Risk and Operations Committee and the Clients Committee. Ms. Cloyd is on the Board of Trustees of the PwC Charitable Foundation, Inc., and she previously served as President of the Foundation. Ms. Cloyd is currently the Chair of the UCLA Iris Cantor Women’s Center Advisory Board. Ms. Cloyd earned a B.S. in business administration from Baylor University, summa cum laude.
Ms. Cloyd will receive compensation for her service as a non-employee director and for committee service in accordance with the Company’s previously disclosed amended director compensation program, including the award of a one-time nonqualified stock option under the Company’s 2015 Equity Incentive Plan to purchase 25,000 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”). The stock option was granted by the Company’s Compensation Committee on February 11, 2016, and has an exercise price of $2.21 per share, which was equal to the closing price of the Common Stock on the NASDAQ Global Market on such grant date. The shares subject to the option will vest in equal annual installments over a three-year period measured from the date of grant.
Ms. Cloyd will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially similar to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.
Forward-Looking Statements
Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Any forward-looking statements represent the Company’s views only as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: February 18, 2016	By:	/s/ Jonathan M. Peacock
Name: Jonathan M. Peacock Title: Chairman, President and Chief Executive Officer